Transamerica Life Insurance Company Home Office: [Cedar Rapids, IA 52499] Administrative Office: [4333 Edgewood Rd NE Cedar Rapids, IA 52499] [(800) 322-7164]
(Referred to as the Company, we, our or us)
Policy Number: [0123456789]	Initial Face Amount: $[100,000]

Policy Date: [FEBRUARY 1, 2013]
Insured: [John Doe]

Owner: [John Doe]

We will pay the death benefit to the Beneficiary if the Insured dies while this policy is In Force.  All payments are subject to the provisions of this policy.

THE AMOUNT OF THE DEATH BENEFIT AND THE DURATION OF THE DEATH BENEFIT WILL INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS IN THE SEPARATE ACCOUNT AND ON THE DEATH BENEFIT OPTION SELECTED AS DESCRIBED IN THE DEATH BENEFIT PROVISIONS.

POLICY VALUES WILL INCREASE OR DECREASE IN ACCORDANCE WITH THE POLICY VALUES PROVISIONS AND THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS IN THE SEPARATE ACCOUNT.  POLICY VALUES ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

 Signed for the Company at [Cedar Rapids, Iowa] on the Date of Issue.
/s/Craig D. Vermie	/s/Brenda Clancy
[Secretary]	[President]
10 DAY RIGHT TO CANCEL - You may cancel this policy by delivering or mailing a Written Request to us or to the agent from whom it was purchased.  You must return the policy to us or the agent before midnight of the 10th day after the day you receive it (or such longer period as may be required by applicable law in the state where the policy is delivered or issued for delivery).  Your Written Request given by mail and return of the policy by mail are effective on being postmarked, properly addressed and postage prepaid.  The refund will equal the sum of:
1.  The difference between the premiums paid and the amounts allocated to any Account Options under the policy; plus
2.  The total amounts of Monthly Deductions made and any other charges imposed on amounts allocated to the Account Options: plus
3.  The value of the amounts allocated to the Account Options on the date we or our agent receives the returned policy.

If State law prohibits the calculation above, the refund will be the total of all premiums paid for this policy.

If you are terminating or borrowing from another life insurance policy owned by you in connection with your purchase of this policy, then this policy may be considered a replacement policy.  If this policy is a replacement policy, your right to cancel is extended to midnight of the 30th day after the day you receive it (or such longer period as may be required by applicable law in the state where the policy is delivered or issued for delivery).
Flexible Premium Variable Adjustable Life Insurance
Flexible Premiums Payable Until the Insured’s Age 121
Death Benefit Payable at Death of Insured
Nonparticipating - No Dividends
Some Benefits Reflect Investment Results

THIS POLICY PROVIDES INSURANCE BEYOND AGE 100.  THE INTERNAL REVENUE SERVICE HAS NOT ISSUED ANY OFFICIAL GUIDELINES REGARDING QUALIFICATION AS LIFE INSURANCE BEYOND AGE 100.  THIS POLICY MAY NOT QUALIFY AS LIFE INSURANCE BEYOND AGE 100 AND MAY BE SUBJECT TO ADVERSE TAX CONSEQUENCES.  CONSULT YOUR TAX ADVISOR REGARDING ANY POSSIBLE TAX CONSEQUENCES.

If you have a complaint, you can contact your State Insurance Department at:
[(XXX) XXX-XXXX   XX]

This policy is a legal contract between you and the Company.

READ YOUR POLICY CAREFULLY

GUIDE TO POLICY PROVISIONS

Allocation of Net Premium	14
Assignment of the Policy	6
Basic Interest Account	17
Beneficiary	7
Charges	19-20
Death Benefit	7-9
Definitions	4-6
General Provisions	23-25
Grace Period	11
Illustrations	6
Incontestability	23
Lapse and Reinstatement	11-13
Misstatement of Age or Sex	24
Nonforfeiture Options	22
Ownership	6
Payment of Death Benefit	9-10
Policy Data	3
Policy Loans	20-21
Policy Statements	6
Policy Values	14-16
Premiums	10-11
Separate Account	17-18
Settlement Provisions	25
Suicide	24
Tax Qualification	9
Termination of Insurance	24
Transfers	16
Withdrawals	21-22

ICC13 VL23

POLICY DATA

Policy Number:	[0123456789]
Insured:	[JOHN DOE]

Owner:	[JOHN DOE]

Initial Face Amount:	$[100,000]	Policy Date:	[FEBRUARY 1, 2013]
Minimum Face Amount:	$[100,000]	Date of Issue:	[FEBRUARY 1, 2013]
Age of Insured:	[35]	Reallocation Date:	[FEBRUARY 16, 2013]
Death Benefit Option:	[LEVEL]	Sex of Insured:	[MALE]
Class of Risk:	[STANDARD NON-SMOKER]

PREMIUMS

Planned Premium:	$[1,250.00]	No Lapse Ending Date:	[FEBRUARY 1, 2023]
Initial Premium:	$[1,250.00]	Minimum Monthly
Payment Frequency:	[ANNUALLY]	No Lapse Premium:	$[79.74]

MONTHLY DEDUCTION AND RIDER INFORMATION

Coverage Description		*First Monthly Deduction / Charge

Basic Policy			$[ 62.57]
Amount	$[100,000.00]
Payable to Age 121

[Accidental Death Benefit Rider]			$[ 1.00]
Amount	$[10,000.00]
Payable to Age 70

[Disability Waiver Of Premium Rider]			$[ 4.87]
Monthly Waiver of Premium Benefit $[104.00]
Payable to Age 65

[Base Insured Rider]			$[ 2.44]
Amount	$[100,000.00]
Payable to Age 100

ICC13 VL23                                                                           Page 3

POLICY DATA

Policy Number:	[0123456789]
Insured:	[JOHN DOE]

Owner:	[JOHN DOE]

MONTHLY DEDUCTION AND RIDER INFORMATION - CONTINUED

Coverage Description		*First Monthly Deduction / Charge

[Additional Insured Rider]		$[ 29.70]
Additional Insured:	[JANE DOE]
Issue Age:	[35]
Sex:	[FEMALE]
Class Of Risk:	[STANDARD NON-SMOKER]
Amount	$[100,000.00]
Payable to the earlier of the Additional Insured’s Age 100 or the Insured’s Age 121

[Children’s Benefit Rider]		$[ 5.00]
Amount	$[10,000.00]
Payable to the Insured’s Age 65

Notes and Footnotes

Premiums may be paid until the Insured’s Age 121. It is possible that coverage will terminate where either no premiums are paid following payment of the initial premium or subsequent premiums are insufficient to continue coverage. Investment results, changes in the interest credited to this policy or changes in the policy charges could also affect your coverage.

The tax status of this policy may change. We urge you to consult your personal tax advisor each year regarding matters of possible taxation.

*The charges in the First Monthly Deduction/Charge column are only applicable for the first monthly deduction taken on the Policy Date.  For monthly deductions taken after the Policy Date, please refer to the policy and rider forms.

ICC13 VL23                                                                           Page 3A

POLICY DATA

Policy Number:	[0123456789]
Insured:	[JOHN DOE]

Owner:	[JOHN DOE]

ACCOUNT OPTIONS

Separate Account:	[TRANSAMERICA SERIES LIFE ACCOUNT]

Reallocation Account:	[BASIC INTEREST ACCOUNT]

Basic Interest Account Value Limit:	$[250,000.00]

Basic Interest Account Guaranteed Minimum
Annual Interest Rate:	2%

CHARGES

Premium Expense Charge Guaranteed
Maximum:	[5.00%]

Monthly Policy Fee Guaranteed Maximum:	$15.00

Policy Monthly Expense Charge Per Thousand
Guaranteed Maximum:	$[0.48] FOR [3] YEARS

Mortality And Expense Risk Charge Factor
Guaranteed Maximum:	0.60% (ANNUALLY)

[Additional Insured Monthly Expense Charge Per
Thousand Guaranteed Maximum For:]
[Jane Doe]:	$[0.28] FOR 4 YEARS

Surrender Charges Per $1,000 Of Initial Face Amount
Surrender Charge Period: [15] Years

Policy	Surrender	Policy	Surrender
Year*	Charge Per $1,000	Year*	Charge Per $1,000

1	$[11.36]	9	$[11.36]
2	[11.36]	10	[11.36]
3	[11.36]	11[+]	[9.09]
4	[11.36]	[12][+]	[6.82]
5	[11.36]	[13][+]	[4.55]
6	[11.36]	[14][+]	[2.27]
7	[11.36]	[15][+]	[0.00]
8	[11.36]

*The Surrender Charge shown is as of the last day of each Policy Year. The Surrender Charge on any date other than the last day of a Policy Year will be pro-rated between the two end of year charges. The Surrender Charge for Policy Year 1 applies to the entire Policy Year. The Surrender Charge becomes zero at the end of the Surrender Charge Period, immediately after the monthly processing. An increase in Face Amount will start a new additional layer of Surrender Charges from the date of the increase.

ICC13 VL23                                                                           Page 3B

POLICY DATA

Policy Number:	[0123456789]
Insured:	[JOHN DOE]

Owner:	[JOHN DOE]

POLICY LOANS

Loan Reserve Interest Rate Credited:	2.00%

Loan Interest Rates Charged
Standard Guaranteed Maximum:	3.00%
Preferred Guaranteed Maximum:	2.25%

WITHDRAWALS

Withdrawal Processing Fee:	The lesser of 2% of the amount withdrawn or $25.00

ICC13 VL23                                                                           Page 3C

POLICY DATA

Policy Number:	[0123456789]
Insured:	[JOHN DOE]

Owner:	[JOHN DOE]

DEATH BENEFIT FACTORS

The Death Benefit Factor is a factor based on the Insured’s Age at the beginning of the Policy Year and is used in calculating the death benefit as shown in the Amount of the Death Benefit section of the Death Benefit Provisions. The Death Benefit Factor for ages 100 and higher is 1.010.

Life Insurance Compliance Test:	[Cash Value Accumulation Test]

Age	Death Benefit Factor	Age	Death Benefit Factor
[35]	[4.931]	[68]	[1.738]
[36]	[4.761]	[69]	[1.695]
[37]	[4.597]	[70]	[1.654]
[38]	[4.439]	[71]	[1.615]
[39]	[4.287]	[72]	[1.577]
[40]	[4.140]	[73]	[1.542]
[41]	[3.999]	[74]	[1.508]
[42]	[3.863]	[75]	[1.476]
[43]	[3.732]	[76]	[1.446]
[44]	[3.607]	[77]	[1.417]
[45]	[3.486]	[78]	[1.389]
[46]	[3.371]	[79]	[1.363]
[47]	[3.261]	[80]	[1.339]
[48]	[3.155]	[81]	[1.316]
[49]	[3.052]	[82]	[1.295]
[50]	[2.953]	[83]	[1.275]
[51]	[2.857]	[84]	[1.256]
[52]	[2.765]	[85]	[1.238]
[53]	[2.677]	[86]	[1.222]
[54]	[2.592]	[87]	[1.207]
[55]	[2.512]	[88]	[1.193]
[56]	[2.435]	[89]	[1.180]
[57]	[2.361]	[90]	[1.168]
[58]	[2.291]	[91]	[1.156]
[59]	[2.223]	[92]	[1.145]
[60]	[2.158]	[93]	[1.134]
[61]	[2.096]	[94]	[1.122]
[62]	[2.037]	[95]	[1.110]
[63]	[1.981]	[96]	[1.096]
[64]	[1.927]	[97]	[1.080]
[65]	[1.877]	[98]	[1.060]
[66]	[1.828]	[99]	[1.034]
[67]	[1.782]	[100]	[1.010]

ICC13 VL23                                                                           Page 3D

Policy Data

Policy Number:	[0123456789]
Insured:	[JOHN DOE]

Owner:	[JOHN DOE]

NET SINGLE PREMIUM FOR RIDERS

The Net Single Premium for Riders is based on the Insured's sex, Class of Risk, Rider amount and Insured’s Age at the beginning of the Policy Year for Riders that are Qualified Additional Benefits under section 7702 of the Internal Revenue Code.  The Net Single Premium is used in calculating the death benefit as shown in the Amount of the Death Benefit section of the Death Benefit Provisions.

Insured’s Age	Net Single Premium ($) 0	Insured’s Age	Net Single Premium ($)
[35]	[10,650.35]	[67]	[23,273.79]
[36]	[10,922.13]	[68]	[23,931.52]
[37]	[11,200.91]	[69]	[24,606.56]
[38]	[11,486.81]	[70]	[25,297.81]
[39]	[11,779.48]	[71]	[26,032.78]
[40]	[12,079.05]	[72]	[26,789.68]
[41]	[12,384.56]	[73]	[27,582.42]
[42]	[12,695.91]	[74]	[28,414.66]
[43]	[13,013.30]	[75]	[30,206.01]
[44]	[13,337.73]	[76]	[31,176.42]
[45]	[13,667.38]	[77]	[32,218.87]
[46]	[14,006.65]	[78]	[33,357.00]
[47]	[14,352.22]	[79]	[34,630.18]
[48]	[14,703.95]	[80]	[35,955.02]
[49]	[15,059.36]	[81]	[37,276.57]
[50]	[15,417.61]	[82]	[38,552.50]
[51]	[15,777.03]	[83]	[20,945.39]
[52]	[16,137.48]	[84]	[39,799.16]
[53]	[16,498.61]	[85]	[40,997.19]
[54]	[16,860.40]	[86]	[42,009.48]
[55]	[17,223.93]	[87]	[42,985.04]
[56]	[17,610.68]	[88]	[43,835.69]
[57]	[17,999.08]	[89]	[44,625.33]
[58]	[18,391.11]	[90]	[45,339.21]
[59]	[18,783.52]	[91]	[45,651.59]
[60]	[19,179.75]	[92]	[46,345.80]
[61]	[19,716.24]	[93]	[47,091.57]
[62]	[20,262.95]	[94]	[47,484.57]
[63]	[20,825.36]	[95]	[47,117.57]
[64]	[21,407.70]	[96]	[44,410.80]
[65]	[22,010.53]	[97]	[39,217.77]
[66]	[22,634.20]	[98]	[30,419.94]
		[99]	[18,324.98]

ICC13 VL23                                                                           Page 3E

POLICY DATA

Policy Number:	[0123456789]
Insured:	[JOHN DOE]

Owner:	[JOHN DOE]

TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1,000

Guaranteed Rate Basis for Initial Face Amount on Basic Policy Commissioners 2001 Standard Ordinary Tobacco or Non-Tobacco Mortality Table

Insured:	[JOHN DOE]
Sex of Insured:	[Male]
Class of Risk:	[Standard Non-Smoker]

Insured’s Age	Monthly Rate	Insured’s Age	Monthly Rate

[35]	[0.09083]	[73]	[2.73583]
[36]	[0.09583]	[74]	[3.02250]
[37]	[0.10000]	[75]	[3.33583]
[38]	[0.10750]	[76]	[3.67750]
[39]	[0.11416]	[77]	[4.07416]
[40]	[0.12166]	[78]	[4.53750]
[41]	[0.13166]	[79]	[5.07250]
[42]	[0.14416]	[80]	[5.65583]
[43]	[0.15833]	[81]	[6.32000]
[44]	[0.17500]	[82]	[7.01166]
[45]	[0.19416]	[83]	[7.75750]
[46]	[0.21250]	[84]	[8.58333]
[47]	[0.23250]	[85]	[9.50583]
[48]	[0.24416]	[86]	[10.52833]
[49]	[0.25750]	[87]	[11.64500]
[50]	[0.27666]	[88]	[12.84166]
[51]	[0.29916]	[89]	[14.10416]
[52]	[0.33000]	[90]	[15.42166]
[53]	[0.36333]	[91]	[16.66083]
[54]	[0.40583]	[92]	[17.95250]
[55]	[0.45833]	[93]	[19.31500]
[56]	[0.51166]	[94]	[20.75416]
[57]	[0.56916]	[95]	[22.26583]
[58]	[0.61833]	[96]	[23.64916]
[59]	[0.67500]	[97]	[25.12416]
[60]	[0.74333]	[98]	[26.69833]
[61]	[0.82666]	[99]	[28.37833]
[62]	[0.92833]	[100]	[30.17500]
[63]	[1.04250]	[101]	[31.60083]
[64]	[1.16250]	[102]	[33.12000]
[65]	[1.28916]	[103]	[34.73666]
[66]	[1.41750]	[104]	[36.45666]
[67]	[1.54750]	[105]	[38.26083]
[68]	[1.68750]	[106]	[40.17916]
[69]	[1.83250]	[107]	[42.21833]
[70]	[2.00833]	[108]	[44.38583]
[71]	[2.20500]	[109]	[46.68833]
[72]	[2.46333]	[110]	[49.13250]

ICC13 VL23                                                                           Page 3F

POLICY DATA

Policy Number:	[0123456789]
Insured:	[JOHN DOE]

Owner:	[JOHN DOE]

TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1,000 - CONTINUED

Guaranteed Rate Basis for Initial Face Amount on Basic Policy Commissioners 2001 Standard Ordinary Tobacco or Non-Tobacco Mortality Table

Insured’s Age	Monthly Rate	Insured’s Age	Monthly Rate

[111]	[51.72833]	[117]	[71.00416]
[112]	[54.48333]	[118]	[74.93500]
[113]	[57.40916]	[119]	[79.10166]
[114]	[60.51250]	[120]	[83.33333]
[115]	[63.80583]	[121]	[00.00000]
[116]	[67.29916]

ICC13 VL23                                                                           Page 3G

POLICY DATA

Policy Number:	[0123456789]
Insured:	[JOHN DOE]

Owner:	[JOHN DOE]

TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1,000

Guaranteed Rate Basis for Initial Face Amount on Base Insured Rider Commissioners 2001 Standard Ordinary Tobacco or Non-Tobacco Mortality Table

Insured:	[JOHN DOE]
Sex of Insured:	[Male]
Class of Risk:	[Standard Non-Smoker]

Insured’s Age	Monthly Rate	Insured’s Age	Monthly Rate

[35]	[0.09083]	[73]	[2.73583]
[36]	[0.09583]	[74]	[3.02250]
[37]	[0.10000]	[75]	[3.33583]
[38]	[0.10750]	[76]	[3.67750]
[39]	[0.11416]	[77]	[4.07416]
[40]	[0.12166]	[78]	[4.53750]
[41]	[0.13166]	[79]	[5.07250]
[42]	[0.14416]	[80]	[5.65583]
[43]	[0.15833]	[81]	[6.32000]
[44]	[0.17500]	[82]	[7.01166]
[45]	[0.19416]	[83]	[7.75750]
[46]	[0.21250]	[84]	[8.58333]
[47]	[0.23250]	[85]	[9.50583]
[48]	[0.24416]	[86]	[10.52833]
[49]	[0.25750]	[87]	[11.64500]
[50]	[0.27666]	[88]	[12.84166]
[51]	[0.29916]	[89]	[14.10416]
[52]	[0.33000]	[90]	[15.42166]
[53]	[0.36333]	[91]	[16.66083]
[54]	[0.40583]	[92]	[17.95250]
[55]	[0.45833]	[93]	[19.31500]
[56]	[0.51166]	[94]	[20.75416]
[57]	[0.56916]	[95]	[22.26583]
[58]	[0.61833]	[96]	[23.64916]
[59]	[0.67500]	[97]	[25.12416]
[60]	[0.74333]	[98]	[26.69833]
[61]	[0.82666]	[99]	[28.37833]
[62]	[0.92833]
[63]	[1.04250]
[64]	[1.16250]
[65]	[1.28916]
[66]	[1.41750]
[67]	[1.54750]
[68]	[1.68750]
[69]	[1.83250]
[70]	[2.00833]
[71]	[2.20500]
[72]	[2.46333]

ICC13 VL23                                                                           Page 3H

POLICY DATA

Policy Number:	[0123456789]
Insured:	[JOHN DOE]

Owner:	[JOHN DOE]

TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1,000

Guaranteed Rate Basis for Initial Face Amount on Additional Insured Rider Commissioners 2001 Standard Ordinary Tobacco or Non-Tobacco Mortality Table

Insured:	[JANE DOE]
Sex of Insured:	[Female]
Class of Risk:	[Standard Non-Smoker]

Insured’s Age	Monthly Rate	Insured’s Age	Monthly Rate

[35]	[0.07416]	[73]	[1.84583]
[36]	[0.07916]	[74]	[2.02333]
[37]	[0.08583]	[75]	[2.22000]
[38]	[0.08916]	[76]	[2.43583]
[39]	[0.09416]	[77]	[2.67333]
[40]	[0.10000]	[78]	[2.93583]
[41]	[0.10583]	[79]	[3.21916]
[42]	[0.11250]	[80]	[3.53583]
[43]	[0.12083]	[81]	[3.96583]
[44]	[0.13083]	[82]	[4.45083]
[45]	[0.14250]	[83]	[4.93416]
[46]	[0.15583]	[84]	[5.46833]
[47]	[0.17250]	[85]	[6.07000]
[48]	[0.19083]	[86]	[6.61583]
[49]	[0.21083]	[87]	[7.43750]
[50]	[0.23416]	[88]	[8.29583]
[51]	[0.26000]	[89]	[9.21083]
[52]	[0.28916]	[90]	[10.05416]
[53]	[0.32083]	[91]	[10.48083]
[54]	[0.35416]	[92]	[11.32000]
[55]	[0.39000]	[93]	[12.56500]
[56]	[0.43166]	[94]	[14.13666]
[57]	[0.47500]	[95]	[16.07666]
[58]	[0.52166]	[96]	[17.91916]
[59]	[0.56833]	[97]	[19.81583]
[60]	[0.61666]	[98]	[20.14083]
[61]	[0.66916]	[99]	[21.22833]
[62]	[0.72666]
[63]	[0.78583]
[64]	[0.85000]
[65]	[0.92083]
[66]	[0.99916]
[67]	[1.08500]
[68]	[1.18083]
[69]	[1.28583]
[70]	[1.40166]
[71]	[1.53500]
[72]	[1.68416]

ICC13 VL23                                                                           Page 3I

DEFINITIONS

Account Option	An account to which you may allocate Net Premiums and/or Transfers. The Account Options are the Basic Interest Account and the Subaccounts of the Separate Account.
Age	A person’s age in years on his or her birthday nearest the Policy Anniversary, unless otherwise specified. For purposes of this policy, the Insured’s Age changes on each Policy Anniversary.
Basic Interest Account
An Account Option other than the Subaccounts of the Separate Account.  The Basic Interest Account is part of our general account.  The portion of the Policy Value in the Basic Interest Account will earn interest as described in the Basic Interest Account Provisions.

Beneficiary
A person designated to receive all or a portion of the death benefit on the death of the Insured.  You may name both a Primary and Contingent Beneficiary.  A Primary or Contingent Beneficiary named on the application may be changed as provided in this policy.

Cash Surrender Value	The amount available upon surrender of this policy. The Cash Surrender Value equals the Policy Value less any surrender charge and less any Loan Balance.
Current Interest Rate
The rate at which interest will be credited to the Basic Interest Account.  Current Interest Rates are declared by us at our discretion.  Different Current Interest Rates may apply to different portions of the Basic Interest Account.

Date of Issue	The date this policy is prepared in our office. The Date of Issue is shown in the Policy Data. The Date of Issue may or may not be the same as the Policy Date.
Face Amount
An amount used in determining the amount of this policy’s death benefit.  The initial Face Amount is shown in the Policy Data.  The actual amount we pay on the death of the Insured may be affected by tax law requirements and may be adjusted as described in this policy.

Fund
An investment pool registered with the SEC as an investment company under the Investment Company Act of 1940 and made available for the investment of Subaccount assets.  Net Premiums allocated to each Subaccount are invested in a specified Fund.

Good Order
Receipt of instructions in a form acceptable to us.  Such instructions must be sufficiently clear and complete so that we do not need to exercise any discretion in order to complete the requested transaction.  The instructions must generally be in writing, but we may allow you to request certain transactions by telephone or electronic means.  We will process transactions as of the end of the Valuation Period during which we receive them in Good Order.

In Force	Insurance coverage is in effect and has not terminated.
Insured	The person whose life is insured under this policy. The Insured is identified in the Policy Data.
Lapse	Termination of this policy at the end of a grace period due to insufficient Cash Surrender Value.
Loan Balance	The sum of any unpaid policy loans and loan interest. We will deduct any Loan Balance from any amounts payable by us under this policy.
Loan Reserve
The portion of the Policy Value transferred from the Account Options when you borrow from this policy.  The Loan Reserve is valued separately from the Account Options.  The Loan Reserve is part of our general account.

Minimum Monthly No Lapse Premium	The amount you must pay to keep the No Lapse Guarantee in effect. This amount is shown in the Policy Data. The Minimum Monthly No Lapse Premium may be changed as provided in this policy.
Monthly Policy Date
The day of each month coinciding with the Policy Date.  If there is no day in a calendar month that coincides with the Policy Date, the Monthly Policy Date for that month will be the first day of the following month.

Monthly Deduction	A charge we deduct from the Policy Value on each Monthly Policy Date up to the Insured’s Age 121.
Mortality and Expense Risk Charge
A daily charge that we deduct from each Subaccount before determining the unit value of that Subaccount.  The Mortality and Expense Risk Charge is part of the compensation to us for services we render, expenses we expect to incur and the risks we assume.

Net Premium	Any premium you pay minus the Premium Expense Charge.
Policy Anniversary	The same day and month as the Policy Date for each year this policy remains In Force.
Policy Date
The date coverage is effective under this policy.  We will use the Policy Date to determine the Monthly Policy Dates, Policy Months, Policy Years and Policy Anniversaries.  The Policy Date is shown in the Policy Data.

Policy Month	The one-month period beginning on each Monthly Policy Date.
Policy Value	The sum of the values of the Account Options, plus the amount of the Loan Reserve, if any.
Policy Year	The 12-month period directly preceding a Policy Anniversary.
Qualified Additional Benefits	Specific benefits defined as such in Section 7702 of the Internal Revenue Code.
Reallocation Account
The Account Option where we hold the Policy Value from the Date of Issue until the Reallocation Date, if the Reallocation Date is after the Date of Issue. The Reallocation Account is shown in the Policy Data.

Reallocation Date	The date on which the Policy Value is reallocated from the Reallocation Account to the Account Options as elected by you on the application. The Reallocation Date is shown in the Policy Data.
Reinstate	To restore coverage after this policy has Lapsed, in accordance with the Reinstatement provision.
Rider	An attachment to this policy that provides an additional benefit.
SEC	The United States Securities and Exchange Commission.
Subaccount	One of this policy’s Account Options, other than the Basic Interest Account. Each Subaccount invests in the shares of a specified Fund.
Transfer	Movement of part or all of the value of an Account Option to or from another Account Option.
Written Request	A signed request in a form satisfactory to us that is received at our Administrative Office.
Valuation Date
Any date on which we are required by law to value the assets of the Separate Account or the Subaccounts.  A Valuation Date ends when the New York Stock Exchange closes for the day (usually at 4PM Eastern Time).

Valuation Period	The period commencing at the end of one Valuation Date and continuing to the end of the next succeeding Valuation Date.
You and your
The owner of this policy.  The owner as of the Date of Issue is shown in the Policy Data.  Ownership may be transferred as provided in this policy.  Following a transfer of ownership, you and your will refer to the new owner.

OWNERSHIP

Owner of the Policy
The owner may exercise all rights under this policy during the Insured’s lifetime, including the right to transfer ownership subject to applicable law and regulation.  If ownership is shared by more than one person, all such persons must act together to exercise a right.  Unless otherwise specified, if a co-owner dies during the Insured’s lifetime, the co-owner’s interest in this policy will pass to the remaining co-owners.  If the owner or all co-owners die during the Insured’s lifetime, ownership will pass to the contingent owner, if one has been named; otherwise, ownership will pass to the owner’s estate.  You may change the owner by filing a Written Request with us.  We will not be bound by any change of ownership until we record it in our records.  Unless otherwise specified by you, the change will then take effect as of the date the change is signed by you, subject to any payments made or actions taken by us prior to our recording of the change.

Assignment of the Policy
You may assign this policy by filing a Written Request with us.  We will not be bound by any assignment until we record it in our records.  Unless otherwise specified by you, the assignment will then take effect on the date the assignment is signed by you, subject to any payments made or actions taken by us prior to our recording of the assignment.  We assume no responsibility for the validity or effect of any assignment of this policy or of any interest in it.  Any death benefit which becomes payable to an assignee will be payable in a single sum and will be subject to proof of the assignee’s interest and the extent of the assignment.

Policy Statements
We will send you a statement at least once a year without charge showing the following information about this policy:

1. The beginning and ending dates of the current statement period.
2. The Policy Value, if any, at the beginning of the current statement period and at the end of the current statement period.
3. The amounts that have been credited or debited to the Policy Value during the current statement period, including the type for each.
4. The death benefit at the end of the current statement period.
5. The policy’s Cash Surrender Value, if any, at the end of the current statement period.
6. The amount of any Loan Balance at the end of the current statement period.
7. The Monthly Deduction as of the statement date.
8. If applicable, a notice that, assuming guaranteed interest and guaranteed charges, the policy’s Cash Surrender Value will not maintain insurance In Force until the end of the next statement period unless further premium payments are made.

Illustrations
Upon Written Request at any time after the first Policy Year, we will send you an illustration of this policy’s benefits and values.  There will be no charge for the first such illustration in a Policy Year.  We reserve the right to charge a $25 fee for any illustration after the first in any Policy Year.

ICC13 VL23

THE BENEFICIARY

Who Receives the Death Benefit
When the death benefit is payable under this policy, we will pay it to the Primary Beneficiary named by you in accordance with this policy.  If no Primary Beneficiary has been designated, or if the interest of all designated Primary Beneficiaries has ended before we make payment of the death benefit, we will pay the death benefit to the Contingent Beneficiary, if one has been named.  If the interest of all designated Primary and Contingent Beneficiaries has ended before we make payment of the death benefit, we will pay the death benefit to you.  If you are not living at the time, we will pay the death benefit to the executor or administrator of your estate.
Unless you specify otherwise, the following will apply:
1. If any Beneficiary dies before the Insured, at the same time as the Insured, or within 30 days after the Insured, that Beneficiary’s interest in the death benefit will end, except as to any death benefits we have already paid to that Beneficiary.
2. If a Beneficiary is a partnership, we will pay the death benefit to the partnership as it existed when the Insured died.

How to Change a Beneficiary
You may name or change a Primary or Contingent Beneficiary while the Insured is living by sending us a Written Request.  The change will not be effective until we record it in our records.  Even if the Insured is not living when we record the change, the change will take effect as of the date it was signed, unless otherwise specified by you.  However, any benefits we pay before we record the change will not be subject to the change.
A Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary.

THE DEATH BENEFIT

If the Graded option is in effect, the death benefit is the greater of:

     The Face Amount; or

     The Face Amount multiplied by the applicable grading factor below, plus the
      Policy Value:

Amount of the Death Benefit
The Policy Data shows which Death Benefit Option (Level, Increasing or Graded) is in effect as of the Policy Date. When the death benefit is payable, we determine the amount as of the date of the Insured’s death. The amount of the death benefit is determined in accordance with the Death Benefit Option in effect. This amount may be adjusted as described below.

Level Option	If the Level option is in effect, the death benefit is the Face Amount.
Increasing Option	If the Increasing option is in effect, the death benefit is the Face Amount plus the Policy Value.
Graded Option
Insured’s Age	Grading Factor
0 to 70	1.00
71 to 94	0.04 x (95-Insured’s Age)
95+	zero
Insured’s Age	Grading Factor
0 to 70	1.00
71 to 94	0.04 x (95-Insured’s Age)
95+	zero

ICC13 VL23

Life Insurance Compliance Test
The death benefit determined above will be increased if necessary to comply with the minimum death benefit requirements of the applicable Life Insurance Compliance test. The Life Insurance Compliance Test applicable to this policy is shown in the Policy Data along with the Death Benefit Factors.
The minimum death benefit required by the Guideline Premium Test is the Death Benefit Factor for the Insured’s Age multiplied by the Policy Value.
The minimum death benefit required by the Cash Value Accumulation Test is the Death Benefit Factor for the Insured’s Age multiplied by the difference between the Policy Value and any applicable Net Single Premium for Riders (which are Qualified Additional Benefits), as shown in the Policy Data.

Internal Revenue Code Requirements	The death benefit will also be increased if necessary to maintain the policy’s status as a life insurance contract under Section 7702 of the Internal Revenue Code.
Other Adjustments
Subject to the other provisions of this policy, the death benefit after the Insured’s Age 121 will be at least the Policy Value. The amount of the death benefit may be affected by the Misstatement of Age or Sex provision of this policy.

Change of Death Benefit Option
After the third Policy Anniversary and before the Insured’s Age 95, you may make a Written Request to change the Death Benefit Option.  You may change the Death Benefit Option no more than once during any Policy Year.  The change will go into effect on the Monthly Policy Date on or following the date we approve the request.   We will adjust the Face Amount so that the death benefit on the effective date of change to a new Death Benefit Option is the same as under the prior Death Benefit Option.  However, no change will be allowed if the resulting Face Amount would be less than the Minimum Face Amount shown in the Policy Data.

Change in Face Amount
The initial Face Amount for this policy is shown in the Policy Data.  You may request an increase or decrease in the Face Amount by sending a Written Request to our Administrative Office.  However, you may not change the Face Amount more than once during any Policy Year.  Any change in the Face Amount will take effect on the first Monthly Policy Date following our approval of your request.  If you request a change in the Face Amount and if the change is approved by us, we will notify you when the change has been made.
After the change, the Monthly Cost of Insurance Rates and Monthly Expense Charge Per Thousand rates will be based on the new Face Amount of this policy. These rates may be higher or lower than the rates at which this policy was originally issued. In addition, the period for which we charge a Monthly Expense Charge Per Thousand may change.

Increasing the Face Amount
You may request an increase in the Face Amount. A new application will be required.  The minimum increase is equal to the Minimum Face Amount as shown in the Policy Data.  Any increase will be subject to our underwriting requirements as well as to this policy’s Incontestability and Suicide provisions.
The Face Amount increase will have its own Monthly Cost of Insurance Rates, Monthly Expense Charge Per Thousand rates, and surrender charges.  We will notify you of the Monthly Expense Charge Per Thousand rates and surrender charges at the time of the increase in the Face Amount.

ICC13 VL23

Decreasing the Face Amount
You may make a Written Request to decrease the Face Amount after the third Policy Anniversary.  You may not decrease the Face Amount below the Minimum Face Amount shown in the Policy Data.  Reductions in the Face Amount will be applied in the following order:
1. To the most recent increase in the Face Amount.
2. To the next most recent increase and then to each preceding increase in the Face Amount.
3. To the initial Face Amount or the current Face Amount, if less.
We may require a Face Amount decrease to be at least $25,000.  Until the later of the end of the Surrender Charge Period or the Policy Anniversary at the Insured’s Age 65, we may limit decreases to no more than 20% of the Face Amount prior to the decrease.
No surrender charge is taken when a Face Amount decrease occurs, and the full surrender charge remains in effect until surrender of this policy.

Tax Qualification
This policy is intended to qualify under Section 7702 of the Internal Revenue Code as a life insurance contract for federal tax purposes.  The death benefit under this policy is intended to qualify for the federal income tax exclusion.  The provisions of this policy (including any Rider or endorsement) will be interpreted to ensure tax qualification, regardless of any language in this policy to the contrary.
To the extent that the death benefit is increased to maintain this policy’s qualification as a life insurance contract, appropriate adjustments shall be made in any Monthly Deductions and Policy Value as of that time, retroactively or otherwise, that are consistent with such an increase.  Retroactive adjustments to the Monthly Deduction may be made by deducting them from any death benefit payable.  Prospective adjustments will be reflected in the Monthly Deduction.

PAYMENT OF THE DEATH BENEFIT

Proof of Death
We will pay any benefit payable because of death when we receive due proof that the Insured’s death occurred while this policy was In Force.  The proof must be sent to us at our Administrative Office.  We will send appropriate forms to the Beneficiary upon request.  Any of our agents will help the Beneficiary fill out the forms without charge.

Adjustments to the Death Benefit
Before paying the death benefit, we will reduce the amount of the payment by any Loan Balance and by any amount necessary to provide insurance to the date of the Insured’s death occurring during a grace period.

If the Policy Value is negative, we will also deduct the lesser of the amount necessary to raise the Policy Value to zero or the amount necessary to ensure the No Lapse Guarantee remains in effect.

We will increase the amount of the payment by any amount payable under any attached Rider, subject to its terms.  We will also add to the payment the portion of any Monthly Deduction we have taken for the time between the date of the Insured’s death and the next Monthly Policy Date.

We will refund any premiums we receive after the Insured’s death.  However, except as outlined in the Premium Limitations provision, we will not refund any premiums we receive prior to the Insured’s death regardless of timing or amount of the premiums.

ICC13 VL23

Interest from Date of Death
We will pay interest on the death benefit under this policy after we receive due proof of the Insured’s death.  We will pay interest on the death benefit from the date of death to the date of payment.  The annual interest rate will be at least 1%.

We will pay additional interest at a rate of 10% annually, beginning with the date that is 31 calendar days from the latest of items 1, 2 and 3 below to the date payment is made:

1. The date we receive due proof of the Insured’s death.
2. The date we receive sufficient information to determine our liability, the extent of our liability and the appropriate payee legally entitled to the death benefit.
3. The date that legal impediments to payment of the death benefit that depend on the action of parties other than us are resolved and sufficient evidence is provided to us.  Legal impediments include, but are not limited to:
a. The establishment of guardianships and conservatorships;
b. The appointment and qualification of trustees, executors and administrators; and
c. The submission of information required to satisfy state and federal reporting requirements.

If the death benefit includes a refund of premiums received by us after the Insured’s death and we do not refund those premiums within 30 days after we receive due proof of the Insured’s death, we will pay interest on such refund from the date of death to the date of payment.  The interest rate will be determined by us, but will never be less than 1%.

PREMIUMS

Premiums
Premiums for this policy are flexible.  Subject to the requirements below, you may pay any amount at any time.  If you do not pay sufficient premiums, this policy will Lapse.

The initial Premium shown in the Policy Data is payable on or before the Policy Date.  Subsequent premiums should be sent to our Administrative Office or as otherwise instructed by us.  We will give you a receipt if you ask for one.

You may pay premiums at any time while the Insured is living and prior to the Insured’s Age 121.  Each premium must be at least $50 and may not exceed the limits described in the Premium Limitations provision below.

No further premium payments will be accepted after the Insured’s Age 121, except for amounts paid within grace periods that are required to keep this policy In Force.

Planned Premiums	The amount and frequency of the Planned Premiums are shown in the Policy Data.
Premium Limitations
We reserve the right to refund any premium payment in excess of the Planned Premiums shown in the Policy Data if the total premium paid during that Policy Year:

1. Increases the difference between the death benefit and the Policy Value; or
2. Is more than $20 per $1,000 of Face Amount and more than three times the total of the Monthly Deductions for the last Policy Year.

We also reserve the right to refund any premiums that exceed the Planned Premiums shown in the Policy Data by more than $25,000 in any 12-month period.

ICC13 VL23

Excess Premiums
If the premiums paid during a Policy Year exceed the limit on premiums allowed into this policy under Section 7702 of the Internal Revenue Code, and regulations thereunder, for this policy to qualify as a life insurance contract for federal income tax purposes, we will withdraw from this policy the excess amount of premiums paid into this policy (together with earnings credited to such excess by us).  We will withdraw and refund to you this excess premium (and earnings) within 60 days after the end of that Policy Year.  The excess premiums and earnings will not be refunded to the extent:

1. They are necessary to continue this policy through the end of that Policy Year; and
2. The Cash Surrender Value at the end of that Policy Year did not exceed zero.

A premium refund (but not including any earnings thereon) may also be required as a result of a decrease in the Face Amount or other change in the benefits or terms of the policy which may lower the limit on premium amount allowable into this policy for federal income tax purposes.

We will apply any premium refund amount to any Loan Balance before refunding any excess to you.

The amount refundable will not exceed the Cash Surrender Value.  If the entire Cash Surrender Value is refunded, we will treat the transaction as a surrender of this policy for its Cash Surrender Value.

LAPSE AND REINSTATEMENT

Continuation of Insurance	If you stop paying premiums, we will continue this policy at the same Face Amount and with any additional benefits provided by Rider, subject to the Grace Period and No Lapse Guarantee provisions.
Grace Period
On each Monthly Policy Date, we will determine whether the Cash Surrender Value is sufficient to prevent this policy from Lapsing.

1. Prior to the Insured’s Age 121, the Cash Surrender Value is sufficient if it is more than the total Monthly Deduction due, plus any loan interest due not paid in cash.

2. Beginning at the Insured’s Age 121, the Cash Surrender Value is sufficient if it is more than any loan interest due that has not been paid in cash.

If the Cash Surrender Value is insufficient, we will allow a 61 day grace period in which you may pay an amount sufficient to prevent this policy from Lapsing.  We will mail a grace period notice to your last known address and to any assignee as shown in our records at least 30 days prior to termination of coverage.  The grace period notice will also show the minimum payment required to prevent the policy from Lapsing.  You will have the entire grace period within which to remit payment.  Any payments sent by U.S. mail must be postmarked within the grace period.  If the Insured dies during the grace period before you have paid the required amount, we will deduct the amount required to provide insurance to the date of the Insured’s death from the death benefit payable under this policy.

ICC13 VL23

This policy will remain In Force during the grace period.  If the minimum amount due is not postmarked within the grace period, this policy will Lapse at the end of the 61 days and all coverage under this policy and any Riders will terminate.  If there is any Cash Surrender Value remaining at the end of the grace period, we will refund it to you.

During the grace period, we will not charge interest on the amount due.

No Lapse Guarantee
This policy has a No Lapse Guarantee.  If certain conditions are met, the No Lapse Guarantee will be in effect and this policy will not enter a grace period even if the Cash Surrender Value is insufficient.  The conditions are:

1. The sum of the premiums that we have accepted (less any Loan Balance and withdrawals) must be greater than or equal to the sum of all Minimum Monthly No Lapse Premiums to that date; and
2. The No Lapse Ending Date must not have passed.

At the end of the No Lapse Guarantee period, the Policy Value may be insufficient to keep the policy In Force unless additional payment is made.

The Minimum Monthly No Lapse Premiums in effect on the Policy Date are shown in the Policy Data, but they may be increased or decreased as explained below.

Whether or not the No Lapse Guarantee is in effect, this policy will not enter a grace period if the Cash Surrender Value is sufficient to pay Monthly Deductions as they come due.

While the No Lapse Guarantee is in effect and preventing this policy from entering a grace period, we will continue to deduct Monthly Deductions as they come due.

Negative Policy Values
As a result of Monthly Deductions the Policy Value may become negative during a grace period or prior to the No Lapse Ending Date.  No interest will be credited while the Policy Value is negative.  Any negative values must be repaid by you on the No Lapse Ending Date or this policy will enter the grace period and may Lapse.

Changes to the Minimum Monthly No Lapse Premium
The Minimum Monthly No Lapse Premium will increase when the Face Amount is increased, or when a Rider is added or increased.  It will decrease when the Face Amount is decreased or when a Rider is decreased or discontinued.  We will notify you of the new Minimum Monthly No Lapse Premium.  The No Lapse Ending Date will not be extended for any change to this policy.

ICC13 VL23

Reinstatement
If this policy Lapses, you may Reinstate it as provided in this section.  You may not Reinstate this policy if it has been surrendered for its Cash Surrender Value.  Any Reinstatement must be made during the lifetime of the Insured and within three years from the Lapse date.  Before we Reinstate this policy, we will require all of the following:

1. Your Written Request to Reinstate this policy.
2. The Insured’s written consent to Reinstatement.
3. Evidence of insurability satisfactory to us that the Insured continues to qualify for the same Class of Risk and any substandard rating upon which we based the issuance of this policy.
4. Payment of the following:
a. Prior to the No Lapse Ending Date, the lesser of: (i) the total Minimum Monthly No Lapse Premiums from the Policy Date through the Policy Month of Lapse; plus two Policy Months of Minimum Monthly No Lapse Premiums; minus any premiums already paid net of any withdrawals and Loan Balance; or (ii) an amount sufficient to provide a Net Premium equal to any Monthly Deductions due at the time of termination; plus two Monthly Deductions due in advance at the time of Reinstatement; plus an amount sufficient to increase the Policy Value above the surrender charge.
b. After the No Lapse Ending Date: an amount sufficient to provide a Net Premium equal to any Monthly Deductions due at the time of termination; plus two Monthly Deductions due in advance at the time of Reinstatement; plus an amount sufficient to increase the Policy Value above the surrender charge.

The date of Reinstatement will be the Monthly Policy Date on or following the date the application for Reinstatement is approved by us, so long as the Insured is still living.  If all the conditions for Reinstatement are satisfied, this policy will be placed In Force again on the following basis:

1. The Policy Value of the Reinstated policy will be equal to the Policy Value at the time of Lapse; minus any outstanding Loan Balance as of that date; plus the Net Premium you pay at Reinstatement; minus any Monthly Deductions due at the time of Lapse; minus one Monthly Deduction as of the date of Reinstatement.
2. The surrender charge applicable at Reinstatement will be equal to what it was at Lapse, and the Surrender Charge Period will be extended by the length of time between Lapse and Reinstatement.
3. The cost of insurance rates will be based on the Insured’s Age at Reinstatement, determined as of the last Policy Anniversary.
4. The duration of the Monthly Expense Charge Per Thousand will be extended by the length of time between Lapse and Reinstatement.
5. Any Loan Balance as of the date of termination will not be Reinstated.
6. Amounts paid at the time of Reinstatement will be applied as new premiums in accordance with your most recent premium allocation instructions.
7. The No Lapse Guarantee will be available if this policy is Reinstated before the No Lapse Ending Date.  The No Lapse Ending Date will not change.
8. Any Riders may be Reinstated subject to their terms.

ICC13 VL23

POLICY VALUES

Policy Value
The Policy Value is the sum of the values of the Account Options, plus the amount of the Loan Reserve, if any.  The Account Options include the Basic Interest Account and the Subaccounts of the Separate Account.

Net Premiums
A Net Premium is any premium received by us minus the Premium Expense Charge.  We may increase or decrease the Premium Expense Charge, but we will never charge more than the Guaranteed Maximum Premium Expense Charge shown in the Policy Data.  Any change in the Premium Expense Charge will be applied uniformly to all policies with the same Face Amount, Age, sex and Class of Risk that have been in effect for the same length of time.

Allocation of Net Premium
Net Premiums will be allocated when we receive them in Good Order.  Any Net Premium received prior to the later of the Policy Date and the Date of Issue will be allocated on the later of such dates.  All Net Premiums allocated prior to the Reallocation Date will be allocated to the Reallocation Account.  On the Reallocation Date (or on the next Valuation Date if the Reallocation Date is not a Valuation Date), the Policy Value in the Reallocation Account will be transferred to the Account Options in accordance with your allocation  instructions as stated in the application.

Except as otherwise stated above, Net Premiums will be allocated to the Account Options specified by you.  You may change the allocation by sending us a request in a form satisfactory to us.  The allocation change will be effective on the date the request for change is recorded by us.

We may limit any allocation to an Account Option to whole percentages of no less than 1%.

The Subaccounts
The variable benefits under this policy are provided through the Separate Account identified in the Policy Data.  Purchases and redemptions of Subaccount units are made by and through the Separate Account.

Subaccount Value
The assets of each Subaccount are invested in shares of a specified Fund, and the value of each Subaccount varies with its investment results.  The value of a Fund share is based on the value of the assets of the Fund, determined at the end of each Valuation Period in accordance with applicable laws.

Subaccount transactions are converted to units for accounting purposes.  At the end of any Valuation Period, the amount of the Policy Value in each Subaccount is equal to the number of Subaccount units attributed to the policy, multiplied by the unit value of that Subaccount.

The number of units that the policy has in each Subaccount is equal to:

1. The initial units purchased on the Reallocation Date; plus
2. Units purchased at the time additional Net Premiums are allocated to the Subaccount; plus
3. Units purchased through transfers from another Subaccount or the Basic Interest Account; plus
4. Units purchased due to a loan repayment; minus
5. Those units that are redeemed to pay for Monthly Deductions as they are due (if any); minus
6. Any units that are redeemed to pay for cash withdrawals and withdrawal fees; minus
7. Any units that are redeemed as part of a transfer to another Account Option; minus
8. Any units that are redeemed to pay any transfer charges or other fees that were allocated to that Subaccount; minus
9. Any units that are redeemed as part of a transfer due to a loan; minus
10. Any units that are redeemed due to any refund of premiums allocated to that Subaccount.

The number of units purchased in or redeemed from a Subaccount is determined by dividing the dollar amount of each purchase or redemption by the unit value of the Subaccount as of the Valuation Date on which we process the purchase or redemption.

Unit Value
In order to attribute investment results to the policy values, a unit value is determined for each Subaccount. The unit value may increase or decrease from one Valuation Date to the next. Unit values also will vary between Subaccounts. The unit value of any Subaccount at the end of a Valuation Period is equal to:

1. The total value of the assets held in the Subaccount. This value is determined by multiplying the number of shares of the designated Fund owned by the Subaccount by the net asset value per share; minus

2. The Mortality and Expense Risk Charge that has accrued during the Valuation Period.  This charge is equal to the net assets of the Subaccount, multiplied by the Mortality and Expense Risk Charge Factor for the number of days in the Valuation Period.  The maximum annual Mortality and Expense Risk Charge Factor is shown in the Policy Data; minus

3. The accrued amount of reserve for any taxes or other economic burden resulting from the application of tax laws that are determined by us to be properly attributable to the Subaccount; and the result divided by

4. The number of outstanding units in the Subaccount.

Basic Interest Account Value
At the end of any Valuation Period, the Basic Interest Account value is equal to:

1. The sum of all Net Premiums allocated to the Basic Interest Account; plus
2. Any amounts transferred from a Subaccount to the Basic Interest Account; plus
3. Any amount transferred from the Loan Reserve to the Basic Interest Account due to a loan repayment; plus
4. Total interest credited to the Basic Interest Account; minus
5. Any amounts charged to pay for Monthly Deductions as they are due; minus
6. Any amounts withdrawn from the Basic Interest Account to pay for cash withdrawals and withdrawal fees; minus
7. Any amounts transferred from the Basic Interest Account to a Subaccount; minus
8. Any amounts charged to the Basic Interest Account for transfer charges or other fees; minus
9. Any amount transferred from the Basic Interest Account to the Loan Reserve due to a loan; minus
10. Any refund of premiums allocated to the Basic Interest Account.

Transfers
You may transfer all or a portion of the Policy Value in an Account Option to another Account Option.  The transfer will take effect when we receive your request in Good Order.

We may establish rules regarding, among other things, the minimum and maximum amounts you may transfer and the frequency of transfers.

On transfers from the Basic Interest Account to a Subaccount, we may impose the following limitations:
1. A requirement that a Written Request must be received by us within a specified period after a Policy Anniversary.  This period will be no less than 30 days.
2. A limit on the number of transfers per Policy Year.  This limit may be as low as one.
3. A maximum amount that may be transferred.  This maximum will be no less than the greater of:
a. 25% of the amount in the Basic Interest Account; or
b. The amount transferred in the prior Policy Year from the Basic Interest Account.

At any time upon Written Request within the first two Policy Years, you may elect to transfer all Subaccount values to the Basic Interest Account without a transfer charge.

Unless we otherwise consent, transfers or allocation of Net Premiums to the Basic Interest Account may be restricted if the Basic Interest Account Value following the transfer or allocation will exceed the Basic Interest Account Value Limit shown in the Policy Data.  This restriction will not apply for any transfer made within the first two Policy Years in order to transfer all Subaccount Values to the Basic Interest Account.

We may charge a $25 fee for each transfer in excess of 12 per Policy Year.  This charge will be deducted from the funds transferred.

We may defer payment of any amounts from the Basic Interest Account for no longer than six months after we receive such Written Notice.

ICC13 VL23

BASIC INTEREST ACCOUNT

Basic Interest Account
You may allocate any portion of the Net Premiums to the Basic Interest Account. The Basic Interest Account is part of our general account. Our general account consists of all assets that we own except those in the Separate Account and other separate accounts we may have.  Except as limited by law, we have sole control over investment of the assets in our general account.

Basic Interest Account Interest Rate
Net Premiums allocated to the Basic Interest Account will accrue interest from the Valuation Date on which they are allocated to the Basic Interest Account.  Interest is credited at rates set by us from time to time.  These rates are set at our discretion, but will never be lower than the Basic Interest Account Guaranteed Minimum Annual Interest Rate shown in the Policy Data.  Interest is credited using the effective annual interest rate method and is compounded daily.

SEPARATE ACCOUNT

The Separate Account
The Separate Account is a separate investment account established by us under the laws of the state of California to invest Net Premiums received by us under one or more forms of variable adjustable life insurance.  The assets of the Separate Account are our property but are invested in the Subaccounts in accordance with the allocation instructions of the Separate Account’s policyholders.  Assets equal to the reserve and other contractual liabilities under all policies issued in connection with the Separate Account will not be charged with liabilities arising out of any other business we may conduct. If the assets of the Separate Account exceed the liabilities arising under the policies supported by the Separate Account, then the excess may be used to cover the liabilities of our general account. The assets of the Separate Account will be valued as often as any policy benefits vary, but no less frequently than monthly.

Changes
As permitted by applicable law, we may make changes to the Separate Account and Subaccounts which may include:

1. Transferring assets of the Separate Account or any Subaccount, which we determine to be associated with the class of contracts to which this policy belongs, to another separate account or Subaccount. In the event we make such a transfer, the term “Separate Account” or “Subaccount” as used in this policy shall mean the separate account or Subaccount to which we transfer the assets;

2. Removing, combining, or adding Subaccounts and making the combined or added Subaccounts available for allocation of Net Premiums;

3. Closing certain Subaccounts to allocations of new Net Premiums by current or new owners;

4. Combining the Separate Account or any Subaccounts with one or more different Separate Accounts or Subaccounts;

5. Establishing additional separate accounts or Subaccounts to invest in new Funds;

ICC13 VL23

6. Operating the Separate Account as a management investment company;

7. Managing the Separate Account at the direction of a committee;

8. Endorsing this policy, as permitted by law, to reflect changes to the Separate Account and Subaccounts as may be required by applicable law;

9. Changing the investment objective of a Subaccount;

10. Substituting, adding, or deleting Funds in which Subaccounts currently invest Net Premiums, to include newly designated Funds;

11. Funding additional classes of variable life insurance contracts through the Separate Account; and

12. Restricting or eliminating any voting privileges of owners or other persons who have voting privileges in connection with the operation of the Separate Account.

Market Timing/ Frequent Trading
Large and/or frequent transfers may increase transaction costs and negatively affect performance of Subaccounts that invest in Funds that are not designed to accommodate these types of transfers. We may reject any premium payment or transfer request if, in our judgment or in the judgment of any underlying Fund, the payment or transfer or series of transfers would have a negative impact on the Subaccount’s or Fund’s operations, or if a Fund would reject our order. We may impose other restrictions on transfers, levy a transfer fee or even prohibit transfers if, in our view, you have abused, or appear likely to abuse, the transfer privilege. We may, at the direction of any underlying Fund, provide transaction data to the underlying Fund and/or block transactions involving certain Subaccounts.

We may reject or restrict transfer requests or require that any transfer request be made in writing via United States Postal Service First Class mail, or any other reasonable remedial measures.

We may implement, administer and assess a charge for any fee or restriction imposed by a Fund, including redemption fees imposed by a Fund on Subaccount assets that are redeemed out of the Fund in connection with a transfer. The Fund would determine the amount of any redemption fee, and the fee would be retained by or paid to the Fund. Any redemption fees imposed by a Fund would not be retained by or paid to us.  Certain designated Subaccounts may allow for larger or more frequent trading and/or market timing and these Subaccounts might not impose transfer restrictions and/or redemption fees.

CHARGES

Monthly Deduction
As of the Policy Date and each Monthly Policy Date thereafter, a Monthly Deduction will be deducted from the Policy Value.  If the Monthly Policy Date is not a Valuation Date, the Monthly Deduction will be deducted on the next Valuation Date.

Each Monthly Deduction consists of:
1. The Monthly Cost of Insurance; plus
2. The Monthly Policy Fee; plus
3. The Monthly Expense Charge; plus
4. Any charge for additional benefits provided by any Riders.

Monthly Deductions will be taken on a pro-rata basis from each Account Option unless you elect self-directed Monthly Deductions.  You may elect self-directed Monthly Deductions by sending us a request in a form satisfactory to us.  If self-directed Monthly Deductions are elected, the portion of each Monthly Deduction taken from each Account Option will equal the Monthly Deduction times the selected percentage for that Account Option.  If any of the selected Account Options would be reduced to zero by the current Monthly Deduction, Monthly Deductions will be taken on a pro-rata basis from each Account Option, according to the portion of the Policy Value in each.

You may change the election of self-directed Monthly Deductions by sending us a request in a form satisfactory to us.  The change to or from self-directed Monthly Deductions will be effective on the date we record the change.

There will be no Monthly Deductions beginning at the Insured’s Age 121.

Monthly Cost of Insurance
The Monthly Cost of Insurance as of each Monthly Policy Date is determined as follows:

1. Determine the amount at risk by subtracting the Policy Value from the amount of the death benefit.
2. Divide the amount at risk by 1,000.
3. Allocate the result as set forth below and multiply each resulting element by the appropriate Monthly Cost of Insurance Rate to arrive at the Monthly Cost of Insurance.

Allocating the Amount at Risk
In determining the amount at risk and the appropriate Monthly Cost of Insurance Rates, we first apply the Policy Value to the initial Face Amount.  If the Policy Value exceeds the initial Face Amount, we will then apply the remaining Policy Value to any increases in the Face Amount in the order of their occurrence.  Any remaining Policy Value will then be applied to any additional death benefit caused by the application of the Death Benefit Factor.

Monthly Cost of Insurance Rates
To determine the appropriate Monthly Cost of Insurance Rates, we will use our current Monthly Cost of Insurance Rate tables in effect for this policy using the Face Amount and the Insured’s Age, sex, Class of Risk, and any substandard rating (as shown in the Policy Data) and the length of time since the Policy Date or the date of any increase in Face Amount.  Different Monthly Cost of Insurance Rates may apply to increases in the Face Amount following the Policy Date and any additional death benefit caused by the application of the Death Benefit Factor.  Monthly Cost of Insurance Rates may be changed by us from time to time.  A change in the Monthly Cost of Insurance Rates will apply to all persons of the same Face Amount, Age, sex, Class of Risk and any substandard rating whose policies or increases in the Face Amount have been in effect for the same length of time.  The rates will not exceed those shown in the Table of Guaranteed Maximum Monthly Cost of Insurance Rates using the Insured’s Age, sex and Class of Risk, adjusted for any rating.

Juvenile Class of Risk
If the Insured’s Age is 0-17 on the Policy Date, the Class of Risk will be “Juvenile” and the Guaranteed Maximum Cost of Insurance Rates will be the composite rates in the 2001 Commissioners Standard Ordinary Mortality Table.  We will notify you 60 days prior to the Insured’s Age 18 that the Insured is eligible for reclassification to an adult Non-Tobacco Class of Risk upon proper evidence of insurability.  If you do not respond to our notification, or if the Insured does not qualify for reclassification as a Non-Tobacco user, the Guaranteed Maximum Cost of Insurance Rates will continue to be the composite rates in the 2001 Commissioners Standard Ordinary Mortality Table.

Monthly Policy Fee
The Monthly Policy Fee is determined by us.  We may increase or decrease the Monthly Policy Fee from time to time, but we will never charge in excess of the Guaranteed Maximum Monthly Policy Fee shown in the Policy Data.  Any change in the Monthly Policy Fee will be applied uniformly to all policies with the same Face Amount, Age, sex and Class of Risk that have been in effect for the same length of time.

Monthly Expense Charge
The Monthly Expense Charge is equal to the Face Amount divided by 1,000, then multiplied by the applicable Monthly Expense Charge Per Thousand.

We determine the rate of the Monthly Expense Charge Per Thousand and may change it from time to time, but we will never charge in excess of the applicable Guaranteed Maximum Monthly Expense Charge Per Thousand.  The Monthly Expense Charge Per Thousand applicable to an increase in the Face Amount may be different from the Monthly Expense Charge Per Thousand on the initial Face Amount.  The Guaranteed Maximum Monthly Expense Charge Per Thousand in effect on the Policy Date is shown in the Policy Data.  Any change in the Monthly Expense Charge Per Thousand will be applied uniformly to all policies or Face Amount increases with the same Face Amount, Age, sex and Class of Risk that have been in effect for the same length of time.

Changes in Rates or Charges
Any changes to the rates or charges will be based on our expectations as to future cost factors.  Such cost factors may include, but are not limited to: mortality, expenses, interest, persistency, reinsurance costs, and any applicable federal, state and local taxes.  We will not change these rates or charges to recoup any prior losses.

POLICY LOANS

Policy Loans
At any time after the period stated on the front page of this policy during which you may cancel this policy, you may request a policy loan.  We will process the loan request when we receive it in Good Order.  The loan will be secured by that portion of the Policy Value equal to the amount of the loan.  Any Loan Balance will be deducted from any amounts payable by us under this policy.

When a loan is made, an amount equal to the loan will be transferred from the Account Options to the Loan Reserve.  We will credit the amount in the Loan Reserve with interest at an effective annual interest rate equal to the rate shown in the Policy Data.  You may specify the Account Option(s) from which the amount of the loan will be transferred.  If the values of the specified Account Option(s) are insufficient or no Account Option is specified, the amount of the loan will be transferred on a pro-rata basis according to the Policy Value in each remaining Account Option.

Minimum Policy Loan	The minimum policy loan amount is $500.
Maximum Policy Loan	The maximum you may borrow is 90% of the Cash Surrender Value minus the loan interest that will accrue prior to the next Policy Anniversary.
Repayment of Loans
You may repay any part of any Loan Balance at any time while this policy is In Force.

If you wish to make a loan repayment, you must tell us that the payment you send us is for that purpose.  Unless your payment is clearly marked as a loan repayment, we will assume it is a premium payment unless it is received after the Insured’s Age 121.

You may specify the Account Option(s) to which the loan repayment will be applied.  If no Account Option is specified, the loan repayment will be applied in accordance with your most recent premium allocation instructions.  We reserve the right to apply the repayment to the Basic Interest Account if the loan was originally transferred from the Basic Interest Account.  We will apply the loan repayment when we receive it in Good Order.

Interest on Loans
We will charge you interest on each loan at a rate declared by us from time to time.  This rate may vary, but it will never be more than the Standard Guaranteed Maximum Loan Interest Rate shown in the Policy Data.  We may apply different loan interest rates to different parts of the loan.

Interest is due on each loan each year on the Policy Anniversary.  If you do not pay the interest when it is due, the interest on the Loan Balance will be treated as an additional loan at the applicable interest rate.

Preferred Loans
After the tenth Policy Year, certain loans will be classified as preferred loans.  The interest rate that we charge on preferred loans will not exceed the Preferred Guaranteed Maximum Loan Interest Rate shown in the Policy Data.

We determine the amount eligible for a preferred loan by subtracting the total premiums paid, withdrawals and the Loan Balance from the Policy Value.  After the Policy Anniversary at the Insured’s Age 121, all loans will be considered preferred loans.

WITHDRAWALS

Withdrawals
You may withdraw a portion of the Policy Value during the lifetime of the Insured, including after the Insured’s Age 121, by making a Written Request.  We will process the withdrawal request when we receive it in Good Order.  The Policy Value will be reduced by the withdrawal amount and we will also deduct a Withdrawal Processing Fee as shown in the Policy Data.  No surrender charge is taken when a withdrawal occurs, and the full surrender charge will remain in effect until surrender of this policy.

Minimum Withdrawal	The minimum withdrawal amount is $500.
Maximum Withdrawal	The maximum withdrawal amount is the Cash Surrender Value minus $500.

ICC13 VL23

Allocation
You may specify in your request the Account Option(s) from which the withdrawal should be made.  If no Account Option is specified, the withdrawal amount and the fee will be withdrawn on a pro-rata basis according to the portion of the Policy Value in each Account Option.

Face Amount Reduction
If the Death Benefit Option is Level or if the Death Benefit Option is Graded and the Insured’s Age is 71 or greater, then the Face Amount will be reduced by the amount of the withdrawal requested.  However, no withdrawal will be allowed if the resulting Face Amount would be less than the Minimum Face Amount shown in the Policy Data.

Reductions in the Face Amount due to any withdrawals will be applied in the following order:

1. To the most recent increase in the Face Amount.
2. To the next most recent increase and then to each preceding increase in the Face Amount.
3. To the initial Face Amount or the current Face Amount, if less.

NONFORFEITURE OPTIONS

Cash Surrender
You may surrender this policy for its Cash Surrender Value at any time upon Written Request.  If you exercise this option, this policy and all attached Riders will terminate.  The surrender will take effect on the date we receive the Written Request.  If that day is not a Valuation Date, we will process it on the next Valuation Date.  We will charge a surrender charge if the policy is surrendered during the Surrender Charge Period shown in the Policy Data.

The surrender charge will be equal to A times B, divided by C, where:

A is the Surrender Charge per $1,000 as shown in the Policy Data for the Policy Year in which the surrender occurs;

B is the initial Face Amount; and

C is 1,000.

If an increase in the Face Amount is requested and approved, additional surrender charges will apply to this policy.  We will notify you of the additional surrender charges at the time of the increase in the Face Amount.

Basis of Computations
Policy values are at least equal to those required by the NAIC Variable Life Insurance Regulation, Model 270 using Actuarial Guideline XXIV.
Calculation of minimum policy values and nonforfeiture benefits are based on the 2001 CSO Ultimate Mortality Table, sex-distinct, age nearest birthday, composite at all durations for Issue Ages 0-17 and smoker/non-smoker distinct for Issue Ages 18-85.  Deaths are assumed to occur at the end of the Policy Year.
As required, we have filed the method we used to compute minimum cash values and nonforfeiture benefits with the Interstate Insurance Product Regulation Commission.

ICC13 VL23

GENERAL PROVISIONS

This Policy is Our Contract with You
This policy is issued in consideration of the application and the payment of premiums as provided in this policy.

This policy, any amendment(s) or endorsement(s), and a copy of the application(s) and any questionnaires for issuance or Reinstatement of the policy attached to it contain the entire contract between you and us.  Any statements made in such application(s), questionnaires or any amendments either by you or by the Insured will, in the absence of fraud, be considered representations and not warranties.  Also, any written statement made either by you or by the Insured will not be used to void this policy nor defend against a claim under this policy unless the statement is contained in the application(s), questionnaires or any amendments thereto.
Upon notice to you, we may amend this policy to assure qualification of the policy under the Internal Revenue Code or other federal or state laws relating to variable life insurance policies.
If we so amend this policy, we will send you a copy of the amendment.  You may refuse such amendment by giving us notice in writing.  Any refusal, however, may have adverse tax or other consequences.

We reserve the right to add future Riders or endorsements to this policy, except where prohibited by law.

Conformity with Interstate Insurance Product Regulation Standards
This policy was approved under the authority of the Interstate Insurance Product Regulation Commission and issued under the Commission standards.  Any provision of this policy that is in conflict with these standards on the Policy Date is amended to conform to these standards on the Policy Date.

Incontestability
We cannot contest this policy, except for fraud (when such a defense is permitted by the applicable law in the state where the policy will be delivered or issued for delivery) or non-payment of premium, after it has been In Force during the lifetime of the Insured for two years after the later of:

1. The Date of Issue; and
2. The effective date of Reinstatement of this policy.

If this policy is Reinstated, the original contestability period will continue to apply.  In addition, a new two year contestability period will apply from the date of Reinstatement with respect to statements made in the application for Reinstatement.

If the Face Amount of this policy is increased, a new two year contestability period will apply from the date of each increase with respect to statements made in the application for that increase, but only for the amount of the increase.

The Insured, the owner and the Beneficiary are obligated to cooperate in any contestability investigation that we may conduct, including supplying us with necessary authorizations for medical and other information.

Riders
Riders, if any, are listed in the Policy Data.  Any Rider will become a part of this policy and will be subject to all of the terms and conditions of this policy, unless we state otherwise in the Rider.

Amount Payable Is Limited in the Event of Suicide
If the Insured, whether sane or insane, dies by suicide within two years from the Date of Issue, our liability will be limited to an amount equal to the premiums paid for this policy, less any Loan Balance and any withdrawals during such period.

If the Insured, whether sane or insane, dies by suicide within two years from the effective date of any increase in the Face Amount, our liability for the amount of increase will be limited to the Monthly Deductions for the increase.

If this policy is Reinstated, a new two year period will apply beginning on the date of Reinstatement.  If the Insured, whether sane or insane, dies by suicide within two years from the Reinstatement date, our liability will be limited to an amount equal to the premiums paid from the date of Reinstatement, less any Loan Balance and any withdrawals during such period.

Misstatement of Age or Sex
If the date of birth and/or sex of the Insured has been misstated, and we discover this while the Insured is still living, we may recalculate and revise the Policy Value to the amount it would have been at the Insured’s correct Age and/or sex. If we discover a misstatement of the Insured’s date of birth and/or sex after the Insured’s death or if the revised Policy Value would result in the termination of this policy, we will adjust the death benefit instead. The adjusted death benefit will be the amount which would have been purchased at the insured’s correct Age and/or sex by the most recent Monthly Deduction using the correct Monthly Cost of Insurance Rates and Monthly Expense Charge. If the misstatement is discovered while the Insured is still living, future Monthly Deductions and Minimum Monthly No Lapse Premiums will be adjusted for the Insured’s correct Age and/or sex.

Payment of Cash Values and Loans
We may delay paying you the Cash Surrender Value of this policy or any requested withdrawal for up to six months after we receive your request in Good Order.  We may delay making a loan to you for up to six months after we receive your request.

All payments and transfers from the Subaccounts will be processed as provided in the policy, unless one of the following situations exists:
1. The New York Stock Exchange is closed;
2. The SEC requires that trading be restricted or declares an emergency; or
3. The SEC allows us to defer payments to protect our policy owners.

We will not delay any loan made to pay premiums due us on any policy.

Who Can Make Changes in the Policy
No change or waiver of any of the provisions of this policy will be valid unless made in writing by us and signed by an officer of the Company.  Any change or waiver must be signed by our President or a Vice President together with our Secretary.  No agent or other person has the authority to change or waive any provision of this policy.

Termination of Insurance
This policy will terminate and all benefits under it will cease on the earliest of the following:

1. The date this policy Lapses;
2. The date we receive your Written Request to surrender or terminate; or
3. The date of the Insured’s death.

Our acceptance of a premium for any period after the date of termination of this policy will create no liability by us with respect to this policy, nor will it constitute a waiver of the termination.  Any premium paid for this policy following its termination will be refunded.

ICC13 VL23

No Dividends are Payable	This is nonparticipating insurance. It does not participate in our profits or surplus. We do not distribute past surplus or recover past losses by changing the rates or charges.
Your Rights
During the Insured’s lifetime and unless otherwise provided in this policy, you have the exclusive right to assign this policy and to exercise every right, privilege and option this policy grants or that we allow.

To exercise any of these rights, or to apply for the death benefits or any benefits under this policy, communicate with our nearest representative or directly with our Administrative Office.  Contact your agent if you desire additional services or information.  Please notify us promptly of any change of address.

SETTLEMENT PROVISIONS

Lump Sum Payment	When the death benefit is payable, we will pay it in a lump sum, unless a settlement option is elected.
Settlement Options
During the Insured’s lifetime, you may request that we pay the death benefit under one of the following settlement options.  We will also use any other method of payment that is agreeable to you and us.  After the Insured’s death, a Beneficiary may elect to receive such Beneficiary’s share of the death benefit under a settlement option.  However, you may provide that the Beneficiary will not be permitted to change the settlement option you have selected.  If a settlement option is requested, we will prepare an agreement to be signed which will state the terms and conditions under which the payments will be made.  This agreement will include a statement regarding the withdrawal value, if any, and to whom any remaining proceeds will be paid following the death of the person receiving the payments.

Annuity
We will use the benefit as a single premium to buy an annuity.  The annuity may be payable to one or two payees.  It may be payable for a guaranteed period, or for life with or without a guaranteed period as long as we agree to it.  The annuity payment will not be less than what our newly issued immediate annuity contracts with the same features are then paying.

Benefit Deposited With Interest
We will hold the benefit on deposit with us and it will earn interest.  Such interest will be at a rate declared by us from time to time, but not less than an annual interest rate of 1%, and may differ from the rate we pay under other options.  We will pay the earned interest monthly, quarterly, semi-annually or annually, as requested.  The payee may withdraw part or all of the benefit and earned interest at any time.

Conditions
Settlements of less than $10,000 will be paid in a lump sum and may not be applied under any settlement option.  We may change the payment frequency if payments under an option become less than $100.

A corporation may receive payments under a life income option only if the payments are based on the life of the surviving spouse or child of the Insured.

Payments Exempt from the Claims of Creditors
To the extent permitted by law:

1. No payment of the death benefit or interest we make will be subject to the claims of any creditor; and
2. If you provide that the option selected cannot be changed after the Insured’s death, the payments will not be subject to the debts or contracts of the person receiving the payments.

ICC13 VL23

Transamerica Life Insurance Company Home Office: [Cedar Rapids, IA 52499] Administrative Office: [4333 Edgewood Rd NE] [Cedar Rapids, IA 52499] [(800) 322-7164]

Flexible Premium Variable Adjustable Life Insurance
Flexible Premiums Payable Until the Insured’s Age 121
Death Benefit Payable at Death of Insured
Nonparticipating - No Dividends
Some Benefits Reflect Investment Results

ICC13 VL23